SECOND RESTATED LOAN AGREEMENT

THIS SECOND RESTATED LOAN AGREEMENT (this "Agreement") is entered into as of the 31st day of January 1997, by and between ODESSA EXPLORATION INCORPORATED, whose address is 6010 Highway 191, Suite 210, Odessa, Texas 79762 (referred to herein as the "Borrower"); and NORWEST BANK TEXAS, N.A., a national banking association, formerly known as Norwest Bank Texas, Midland, N. A., whose address is 500 West Texas Avenue, Midland, Texas 79701 (referred to herein as "Lender").

NOTICE IS TAKEN OF THE FOLLOWING:

A. Borrower, Lender, and Key Energy Group, Inc., a Maryland corporation and the sole stockholder of Borrower (the "Guarantor") have previously entered into that certain First Restated Loan Agreement, dated April 29, 1996 (the "First Restated Loan Agreement"). Under the First Restated Loan Agreement, the parties thereto amended and restated a Loan Agreement, dated March 30, 1995 (referred to herein as the "Original Loan Agreement"), as amended under a First Amendment to Loan Agreement, dated July 28, 1995 (referred to herein as the "First Amendment"); as further amended under a Second Amendment to Loan Agreement dated September 25, 1995 (referred to herein as the "Second Amendment"); as further amended under a Third Amendment to Loan Agreement, dated February 12, 1996 (referred to herein as the "Third Amendment"); and as further amended under a Fourth Amendment to Loan Agreement, dated April 18, 1996 (referred to herein as the "Fourth Amendment")(the First Restated Loan Agreement and the Original Loan Agreement, as amended under the First, Second, Third, and Fourth Amendments being collectively referred to herein as the "Loan Agreement").

B. Under the terms of the Loan Agreement, Borrower has previously borrowed funds for oil and gas acquisitions and drilling and development programs, and for refinancing of prior indebtedness from NationsBank of Texas, N.A. ("Prior Lender") to Borrower.

C. Borrower has requested that Lender provide Borrower with an increased loan facility for purposes of the acquisition of oil and gas properties and the execution and maintenance of oil and gas drilling and development programs, and Lender is willing to provide such a facility to Borrower upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed between Lender and Borrower as follows:







                                    ARTICLE I
                                   DEFINITIONS

1.1 - Certain Defined Terms . For the purposes of this Agreement, the following terms shall have the respective meanings assigned to them in this section or in the section or recital referred to below:

"Advance" means any disbursement to or on behalf of Borrower under any of the Loan Papers, including, without limitation, all amounts advanced under the Note.

"Agreement" is defined in the preamble.

"Applicable Margin" shall mean:

(a) For Base Rate Loans: 0.00 percentage points; and

(b) For LIBOR Rate Loans: 2.75 percentage points.

"Bank Liens" means Liens in favor of Lender, securing all or any portion of the Obligation, including, without limitation, Rights in any of the Collateral created in favor of Lender, whether by mortgage, pledge, hypothecation, assignment, transfer or other granting or creation of Liens.

"Base Rate" means that rate of interest established from time to time, and denominated as such, by Norwest Bank Texas, N. A. In this connection, Borrower recognizes and acknowledges that Lender may, from time to time, extend credit to its customers at rates of interest varying from, and having no relationship to, its then established Base Rate.

"Base Rate Loan" shall mean a Loan that bears interest based upon the Base Rate.

"Borrower" is defined in the preamble.

"Borrowing Base" is defined in Section 3.1.

"Borrowing Base Reduction Amounts" shall mean that amount by which the Lender, acting in its sole discretion but in accordance with the standards set forth in
Section 3.3 hereinbelow, reduces the Borrowing Base on a monthly basis.

"Business Day" means every day (other than Saturday or Sunday) on which Lender is open to the public generally for the transaction of banking business.

"Collateral" is defined in Article V.

"Commitment" shall mean the lesser of the Borrowing Base, as determined from time to time by Lender in accordance with terms hereof or the sum of Twenty Million Dollars ($20,000,000.00).

"Debt" means, as to any person, all liabilities, obligations, and indebtedness to any person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise.

"Deed of Trust" means one or more mortgages, deeds of trust, assignments of production and security agreements and financing statements, as amended from time to time, in favor of Lender encumbering every interest of Borrower in every oil and gas property now owned or hereafter acquired by Borrower and selected by Lender to be encumbered as security for the Obligation, including, without limitation, any such property consisting of royalty interests, overriding royalty interests, working interests and/or reversionary rights relating to either developed or undeveloped leasehold acreage, it being specifically recognized that if any such interest selected is in a state where a mortgage, deed of trust, assignment of production and security agreement or financing statement is, or may be, ineffective, a document appropriate for use in that state shall be required.

"Determination Date" is defined in paragraph (b) of Section 4.3 hereinbelow.

"ERISA" is defined in Section 8.10.

"Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Eurocurrency Reserve Percentage" shall mean, for any Interest Period, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined) having a term equal to such Interest Period.

"Event of Default" is defined in Section 10.1.

"First Amendment" is defined in the preamble.

"Fourth  Amendment"  is  defined in the  preamble.

"GAAP" refers to generally accepted accounting principles consistently applied.

"Guarantor" is defined in the preamble.

"Highest Lawful Rate" means the maximum nonusurious rate of interest (or, if the context so requires, an amount calculated at such rate) that Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Papers.

"Initial Advance" shall mean the first Advance to be made by Lender to Borrower pursuant to the terms of the Note and this Agreement.

"Interest Payment Date" means, with the respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and, with respect to a Base Rate Loan, the last day of each month; provided that, if any Interest Period for a LIBOR Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

"Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the LIBOR Rate Loan and ending on the date one, two, or three months thereafter, as selected by Borrower in its Request for Advance or Notice of Conversion/Continuation; provided that:

(a) If any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) Any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) No Interest Period may be selected by Borrower that would extend beyond the final maturity date under the Note.

"Investments" is defined in Section 9.4.

"Lender" is defined in the preamble.

"LIBOR Rate" shall mean, for any Interest Period, an interest rate per annum (rounded up to the nearest one-sixteenth of one percent) equal to the rate per annum obtained by dividing (i) the rate per annum at which deposits in United States Dollars are offered by funding sources acceptable to Lender to lending banks in the London interbank market at 11:00 A. M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amounts of the applicable LIBOR Rate Loan and for a period equal to such Interest Period by (ii) a percentage equal to 100 percent minus the Eurodollar Reserve Percentage for such Interest Period. The LIBOR Rate for each Interest Period shall be determined by Lender two Business Days before the first day of such Interest Period.

"Lien" means any lien, mortgage, security interest, charge, or encumbrance of any kind, including, without limitation, the Rights of a vendor, lessor, or similar party under any conditional sales agreement or other title retention agreement or lease substantially equivalent thereto, any production payment, any other Right of, or arrangement with, any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

"Loan" is defined in Section 2.1.

"Loan Agreement" is defined in the preamble.

"Loan Papers" means (i) this Agreement, (ii) the Loan Agreement, (iii) any and all notes, mortgages, deeds of trust, security agreements, financing statements, and other agreements, documents, certificates, letters and instruments ever delivered or executed pursuant to, or in connection with, this Agreement or the Loan Agreement, as any of the same may hereafter be amended, supplemented or restated (including, without limitation, the Prior Notes and the Note), and (iv) any and all future renewals and extensions or restatements of, or amendments or supplements to, all or any part of the foregoing.

"Material Adverse Change" means any set of circumstances or events which (i) will or could reasonably be expected to have any significant adverse effect upon the validity, performance, or enforceability of any Loan Paper, (ii) is or could reasonably be expected to be material and adverse to the financial condition or business operations of Borrower, (iii) will or could reasonably be expected to impair the ability of Borrower to fulfill its obligations under the terms and conditions of the Loan Papers, or (iv) will or could reasonably be expected to cause an Event of Default.

"Material Agreement" of any person means any material written or oral agreement, contract, commitment, or understanding to which such person is a party, by which such person is directly or indirectly bound, or to which any assets of such person may be subject, which is not cancelable by such person upon 30 days or less notice without liability for further payment other than nominal penalty.

"Mineral Interests" means Rights, estates, titles, and interests in and to oil, gas, sulphur, or other mineral (or any combination thereof) leases (and all extensions, amendments, ratifications, and subleases thereof or thereunder) and any mineral interests, royalty and overriding royalty interests, working interests, production payment and net profits interests, mineral fee interests, and Rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with Rights, titles, and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, Rights, and interests covered thereby, whether arising by contract, by order, or by operation of law, which now or hereafter include all or any part of the foregoing.

"Mortgaged Properties" shall mean those Mineral Interests covered by the Deed of Trust.

"Net Revenue Interest" means the warranted interest of Borrower representing the proportionate share of the production of oil, gas and other hydrocarbons produced from the oil, gas and mineral lease or well as the case may be, to which the Borrower is entitled after deduction of all royalties, overriding royalty interests, production payments and other burdens on or payments out of production.

"Note" is defined in Section 2.1 hereinbelow.

"Obligation"  means  all  present  and  future  indebtedness,   obligations  and
liabilities, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Lender by Borrower, arising from, by virtue of, or pursuant to any Loan Paper (including, without limitation, amounts owed to Lender by Borrower on account of any letters of credit issued by Lender for the account of Borrower), together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Lender, owed to some other person.

"Original Loan Agreement" is defined in the preamble.

"Overriding Royalty Interest" means the interest in the applicable hydrocarbons produced, saved and sold from a particular oil, gas and mineral lease, well or unit, as the case may be, which is afforded to Borrower by virtue of its ownership of such expense-free interest in the oil, gas and mineral lease, well or unit. "Prior Notes" means those notes evidencing the indebtedness from the Borrower to the Prior Lender.

"Redetermination  Fee"  is  defined  in  Section  2.9.

"Rights" means rights, remedies, powers, privileges and benefits.

"Second Amendment" is defined in the preamble.

"Subsidiary" means any corporation fifty percent (50%) or more of the Voting Shares of which is owned, directly or indirectly, by the Borrower.

"Third Amendment" is defined in the preamble.

"Voting Shares" of any corporation shall mean outstanding shares of capital stock of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing body) of such corporation, other than shares having such power only by reason of the happening of a contingency.

"Working Interest" shall mean the warranted interest of Borrower in a particular oil, gas and mineral lease, well, or unit as the case may be, entitling the Borrower to produce oil, gas and other hydrocarbons produced therefrom and being equivalent to the proportionate part of the cost of exploration, development and production of oil, gas and other minerals borne by the owners thereof with respect to such oil and gas lease and/or well.

1.2 - Other Definitional Provisions .

(a) All terms defined in this Agreement shall have the above described meanings when used in any other Loan Paper or in any certificate, report or other document made or delivered pursuant to this Agreement, unless same shall otherwise expressly require.

(b) Terms used herein in the singular shall import the plural and vice versa.

(c) Terms not specifically defined herein shall have the meanings accorded them under generally accepted accounting principles, customary oil and gas industry practices or the Texas Uniform Commercial Code, as appropriate.

(d) The words "hereof," "herein," "hereto," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

                                   ARTICLE II
                                      LOAN

2.1 - Loan . Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to Borrower from time to time during the period from the date hereof through October 15, 2001, in an aggregate principal amount not to exceed the lesser of the Borrowing Base, as determined from time to time by Lender in accordance with the terms hereof, or the sum of Twenty Million Dollars ($20,000,000.00), said Advances collectively to constitute the Loan hereunder (the "Loan") and to be evidenced by that certain Reducing Revolving Line of Credit Note of even date herewith (the "Note"). Subject to the foregoing limitations and the requirements set forth in this Agreement and in the Note, Borrower may borrow, repay, and reborrow under the Loan. Notwithstanding the principal amount of the Note as stated on the face thereof, the amount of principal actually owing on the Note at any given time shall be the aggregate of all Advances made to Borrower under the Note, less all payments of principal theretofore actually received by Lender and applied to the Note. Borrower has previously expressly agreed that the Note is given in renewal, extension, and rearrangement, but not in extinguishment, of all amounts outstanding, if any, under the Prior Notes and the indebtedness evidenced thereby.

2.2 - Request for Advance Under the Loan.

(a) Each Request for Advance under the Loan shall be irrevocable and shall be in the form of Schedule 2.2 on or before 11:00 A.M. Midland, Texas time (i) three Business Days immediately preceding the day such Advance is requested to be made in case of LIBOR Rate Loans, and (ii) on the Business Day immediately preceding the day such Advance is requested to be made in case of Base Rate Loans.

(b) Each Request for Advance shall specify:

(i) The amount of the requested Advance, which shall be in an aggregate minimum principal amount of $100,000 or an integral multiple thereof for both LIBOR Rate Loans and Base Rate Loans, or such lesser amount equal to the unadvanced portion of the Loan;

(ii) The requested date of the Advance, which shall be a Business Day;

(iii) Whether the Advance is to consist of LIBOR Rate Loans or Base Rate Loans; and

(iv) The duration of the Interest Period applicable to LIBOR Rate Loans included in such notice. If the Request for Advance shall fail to specify the duration of the Interest Period for any LIBOR Rate Loan, such Interest Period shall be three months. (c) Unless Lender shall otherwise state in writing, during the existence of an Event of Default, Borrower may not elect to have a Advance made as a LIBOR Rate Loan.

(d) After giving effect to any LIBOR Rate Loan, there shall not be more than four different Interest Periods in effect.

(e) Lender shall not be obligated to make any Advance to Borrower that would result in the aggregate unpaid principal balance outstanding under the Note exceeding the Commitment. In the absence of such an excess, if all conditions precedent to such Advance have been met, Lender will on the date requested make such Advance available to Borrower in immediately available funds at Lender's office in Midland, Texas.

2.3 - Conversion and Continuation Elections.

(a) Upon irrevocable written notice to Lender, Borrower may:

(i) Elect to convert on any Business Day any Base Rate Loan (or any part thereof) in an amount not less than $100,000 or an integral multiple thereof into a LIBOR Rate Loan or;

(ii) Elect to convert on any Interest Payment Date any LIBOR Rate Loan maturing on such Interest Payment Date (or any part thereof) in an amount not less than $100,000 or an integral multiple thereof into a Base Rate Loan; or

(iii) Elect to renew on any Interest Payment Date any LIBOR Rate Loan maturing on such Interest Payment Date (or any part thereof) in an amount not less than $100,000 or an integral multiple thereof;

(b) Borrower shall deliver a Notice of Conversion/Continuation to be received by Agent not later than 2:00 P. M. Midland, Texas time at least (x) three Business Days in advance of the Conversion Date or continuation date, if a Loan is to be converted into or continued as a LIBOR Rate Loan; and (y) the Business Day immediately preceding the Conversion Date, if the Loan is to be converted into a Base Rate Loan; specifying:

(i) The proposed Conversion Date or continuation date, which shall be a Business Day;

(ii) The  aggregate  amount of the Loan to be  converted  or renewed;

(iii) The nature of the proposed conversion or continuation; and

(iv) The duration of the requested Interest Period, if applicable.

(c) If upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loan, or if any Event of Default shall then exist, Borrower shall be deemed to have elected to convert such LIBOR Rate Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

(d) Unless Lender shall otherwise state in writing, during the existence of an Event of Default, Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

(e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any LIBOR Rate Loans, there shall not be more than five (5) different Interest Periods in effect.

2.4 - Scheduled Amortization of the Loan. On October 15, 2001, the commitment of the Lender to make Advances shall terminate and the aggregate principal balance outstanding on such date under the Loan shall be due and payable in their entirety.

2.5 - Optional Payments. Borrower may make optional prepayments on the outstanding principal balance of any Base Rate Loan without penalty or premium, at any time, and from time to time, in integral multiples of $100,000 or such lesser amount equal to the then outstanding balance, together with accrued and unpaid interest on the principal amount so paid. LIBOR Rate Loans may not be prepaid, except if it is necessary so that Borrower can be in compliance with
Section 3.4. Borrower shall give Lender one Business Day's notice in advance of any optional payment on the Base Rate Loan, and three Business Day's notice in advance of any prepayment on the LIBOR Rate Loan required pursuant to Section
3.4. Such notices shall specify what portion of the Loan is to be prepaid and the date of prepayment. Such notices shall be irrevocable by Borrower. As of October 15, 2001, all prepayments of principal thereafter received under this section shall first be applied to the payment of principal indebtedness due on any Base Rate Loan then outstanding and then to LIBOR Rate Loans with the shortest Interest Periods remaining.

2.6 - The Loan Date. The Initial Advances and any subsequent Advances shall be made on a date and at a time (the "Loan Date") selected by Borrower, but in no event earlier than the time all conditions of lending described in Section 6.1 and 6.2 below, as applicable, have been satisfied or waived by the Lenders.

2.7 - Computation and Payment of Interest; Late Payment Rate.

(a) Each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR Rate or the Base Rate, as specified in the applicable Request for Advance or Notice of Conversion/Continuation, plus the Applicable Margin.

(b) Interest, computed on the unpaid balance of the Note shall be due and payable as it accrues monthly, commencing on February 15, 1997 and on the same day of each and every succeeding month thereafter during the term hereof, and at maturity, October 15, 2001, when the entire amount of the Note, principal and accrued, unpaid interest, shall be due and payable.

(c) Interest on the Loan shall accrue daily and shall be computed on the basis of a year of 365 or 366 days, as appropriate, for Base Rate Loans, and a year of 360 days for LIBOR Rate Loans. Interest on the Loans shall be payable in arrears on the Interest Payment Date.

(d) Notwithstanding anything to the contrary contained in this Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at a fluctuating rate, adjustable the day of any change in such rate, equal to the Highest Lawful Rate, until paid, and shall be due and payable immediately.

2.8 - Payments by Borrower. All payments of principal and interest hereunder shall be made at Lender's office at 500 West Texas Avenue, Midland, Texas 79701 (or at such other place as Lender shall have designated to Borrower in writing at least one Business Day prior to the due date or prepayment date, as the case may be) in immediately available funds free and clear of any and all taxes and without set-off or counterclaim or deduction of any kind. If any payment to be made by Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest and fees in respect of such payment, unless the result of such extension would be to carry any Interest Period relating to a LIBOR Rate Loan into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day.

2.9 - Origination Fee. Upon execution of this Agreement and the Note, Borrower shall pay to Lender an origination fee in the amount of $15,000.00 (referred to herein as the "Origination Fee").

2.10 - Redetermination Fee. In addition to the Origination Fee, at such time as Borrower requests an increase in the Borrowing Base, Borrower shall pay to Lender a redetermination fee in the amount of one-half of one percent (0.5%) of the amount of the requested increase (referred to herein as the "Redetermination Fee"). The parties specifically agree that the Borrower shall pay the Redetermination Fee to Lender regardless of whether Lender agrees to the increase in the Borrowing Base or whether the increase is actually funded.

                                   ARTICLE III
                                 BORROWING BASE

3.1 - Borrowing Base . The term "Borrowing Base" shall refer to an amount that is the loan value attributable, at the time in question, by Lender (acting in its sole discretion but determined in accordance with its usual and customary practices and methods and economic assumptions and standards applied generally to Lender's energy credits at the time the determination is made) to the ownership interests of the Borrower in the Mortgaged Properties that are subject to a first and prior Bank Lien and not subject to any other Liens except those permitted under the Loan Agreement. The Borrowing Base under the Loan is set at the sum of $18,000,000.00. The Borrowing Base shall reduce on a monthly basis by the Borrowing Base Reduction Amount, which Lender initially sets at the amount of $250,000.00. Borrower may request an increase in the Borrowing Base at any time. Each request shall be subject to Lender's approval, said approval to be in Lender's sole discretion and to be based upon Lender's satisfactory review of approved engineering evaluations to be submitted by Borrower or commissioned by Lender.

3.2 - Borrowing Base and Required Prepayments Under Note . As to the oil and gas properties, Lender shall redetermine the Borrowing Base at least on a semi-annual basis and may redetermine the Borrowing Base at any time in Lender's sole discretion but in accordance with the standards set forth in Section 3.3 hereinbelow. Promptly following each redetermination of the Borrowing Base, Lender shall notify Borrower of any change in the amount of the Borrowing Base or in the amount of the Borrowing Base Reduction Amount.

3.3 - Standards for Redetermination . The Borrowing Base redetermination shall be made by Lender in accordance with its usual and customary practices. In redetermining the Borrowing Base, Lender shall determine the loan value which it assigns to the oil and gas properties that are proven reserves, developed and producing and that are covered by the Deeds of Trust. As to the oil and gas properties, the loan value shall be based on Lender's engineering evaluation which utilizes Lender's then current policy for oil and gas prices, discount factors, coverage percentage and appropriate risk factors.

3.4 - Mandatory Increase in Collateral or Prepayment of Principal of the Note. In the event that the unpaid principal balance of the Note shall, at the time of notification of the Borrowing Base by Lender to Borrower, be in excess of the Commitment, Lender, acting in its sole discretion, may require Borrower to either, (i) within ten (10) business days thereafter, by instruments satisfactory in form and substance to Lender, provide Lender with additional Collateral with value in amounts satisfactory to Lender in order to increase the Borrowing Base by an amount at least equal to such excess; (ii) within ten (10) business days thereafter, prepay the principal of the Note (together with accrued interest on the principal amount so prepaid) in an amount at least equal to such excess; or (iii) amortize the overage by payments of six equal monthly installments.

                                   ARTICLE IV
                         YIELD PROTECTION AND ILLEGALITY

4.1 - Illegality.

(a) If Lender shall determine that the introduction of any law, rule or regulations, or any change in any law, rule or regulation or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful, for Lender to make LIBOR Rate Loans, then, on notice thereof by Lender to Borrower, the obligation of Lender to make LIBOR Rate Loans shall be suspended until Lender shall have notified Borrower that the circumstances giving rise to such determination no longer exist.

(b) If Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, and, if any LIBOR Rate Loans are then outstanding, Lender shall give notice thereof to Borrower, and within three Business Days after receipt of such notice Borrower shall elect either (A) to prepay in full all LIBOR Rate Loans of Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to this Agreement, or (B) to immediately convert such LIBOR Rate Loans to Base Rate Loans in accordance with Article II of this Agreement.

(c) If the obligation of Lender to make or maintain LIBOR Rate Loans has been terminated, Borrower may elect, by giving notice to Lender that all Loans which would otherwise be made by Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

4.2 - Increased Costs and Reduction of Return.

(a) If Lender shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline, or request from any central bank or other governmental authority (whether or not having the force of law) issued after January 31, 1997, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans (other than changes in the rate of taxes on the overall net income of Lender), then Lender shall give notice of such determination to Borrower, and Borrower shall have the option either (iii) to immediately convert all outstanding LIBOR Rate Loans to Base Rate Loans in accordance with Article II or (iv) Borrower shall be liable for, and shall from time to time, upon demand therefor by Lender, pay to Lender such additional amounts as are sufficient to compensate Lender for such increased costs. If Borrower elects to convert to Base Rate Loans, it shall nevertheless be liable for any increased costs incurred by Lender regarding LIBOR Rate Loans accrued prior to the date of conversion.

(b) If Lender shall have determined that (i) the introduction of any capital adequacy regulation, (ii) any change in any capital adequacy regulation, (iii) any change in the interpretation or administration of any capital adequacy regulation by any central bank or other governmental authority charged with the interpretation or administration thereof, or (iv) compliance by Lender or any corporation controlling the Lender, with any capital adequacy regulation; affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender and (taking into consideration Lender's or such corporations' policies with respect to capital adequacy and Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its commitment to make the Loan, credits or other obligations under this Agreement, then Lender shall give notice of such determination to Borrower, and Borrower shall have the option either (v) to immediately convert all outstanding LIBOR Rate Loans to Base Rate Loans in accordance with Article II or (vi) to pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender for such increase.

4.3 - Funding Losses. Borrower agrees to reimburse Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of:

(a) The failure of Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b) The failure of Borrower to borrow, continue or convert a Loan after Borrower has given (or is deemed to have given) a Request for Advance or a Notice of Conversion/Continuation;

(c) The failure of Borrower to make any prepayment after Borrower has given a notice in accordance with Section 2.3;

(d) The prepayment (including pursuant to Section 2.3) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e) The conversion pursuant to of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the respective Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

4.4 - Inability to Determine Rates. If Lender shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR Rate applicable for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect, in Lender's reasonable judgment, the cost to Lender of funding such Loan, Lender shall forthwith give notice of such determination to Borrower. Thereafter, the obligation of Lender to make or maintain LIBOR Rate Loans, as the case may be, hereunder shall be suspended until Lender revokes such notice in writing, unless means exist for ascertaining the LIBOR Rate and Borrower agrees to pay such amount as Lender determines in its sole and absolute discretion is necessary to reflect the cost of Lender of funding such Loan. Upon receipt of such notice, Borrower may revoke any Request for Advance or Notice of Conversion/Continuation then submitted by it. If Borrower does not revoke such request or notice prior to the time that such Loan is made, Lender shall make, convert or continue the Loan, as proposed by Borrower in the amount specified in the applicable request or notice submitted by Borrower, but such Loan shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

4.5 - Certificate of Lender. If Lender claims reimbursement or compensation pursuant to this Article IV, Lender shall deliver to Borrower a certificate setting forth in reasonable detail the amount payable to Lender hereunder and such certificate shall be binding on Borrower unless Borrower objects to the contents of such certificate within five Business Days after receipt thereof. If Borrower objects, Lender and Borrower shall attempt to resolve their differences within 10 days, and if agreement is not reached within such period then all LIBOR Rate Loans shall be immediately converted to Base Rate Loans.

4.6 - Survival. The agreements and obligations of Borrower in this Article IV shall survive the payment of all other Obligations.




                                    ARTICLE V
                             SECURITY AND ASSIGNMENT

5.1 - Collateralization. To secure full and complete payment and performance of the Obligation, Borrower hereby grants and conveys to and creates in favor of Lender Liens in, to and on all of the following items and types of property (referred to collectively herein as the "Collateral"), all as more particularly described in the Loan Papers:

(a) all present and future interests now owned or hereafter acquired by Borrower in the Mortgaged Properties identified in the Deeds of Trust, as amended, together with all proceeds of production therefrom;

(b) all present and future increases, profits, combinations, reclassifications, improvements and products of, accessions, attachments, and other additions to, and substitutes and replacements for, any of the Collateral;

(c) all cash and noncash proceeds and other Rights arising from or by virtue of, or from the voluntary or involuntary sale, lease or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against manufacturers of, or claims against any other persons with respect to, any of the Collateral;

(d) all present and future security for the payment to Borrower for any of the Collateral;

(e) all goods which gave or will give rise to any of the Collateral or are evidenced, identified or represented therein or thereby; and

(f) all certificates of title, manufacturer's statements of origin, or other documents, accounts and chattel paper arising from or related to any of the Collateral.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1 - Initial Advance. The obligation of Lender to make the Initial Advance under the Loan shall be subject to satisfaction of each of the following conditions precedent:

(a) Lender shall have received,  duly executed,  those instruments  reflected on
Schedule 6.1, including, but not limited to, this Agreement, the Note and all the other Loan Papers, as well as such other documents and instruments necessary or advisable in connection with the Loan, all of which shall be in form and substance satisfactory to the Lender and its counsel;

(b) All Deeds of Trust, financing statements, notices, and other documents and instruments deemed by Lender and its counsel to be necessary or advisable in connection with the Collateral shall have been recorded or filed in all necessary places, or sent to or received by all necessary persons, as the case may be;

(c) Lender shall have received satisfactory opinions from Borrower's in-house counsel confirming Borrower's legal existence, its power and authority to execute and perform under this Agreement and any other documents executed simultaneously herewith (the "Closing Documents"), the enforceability of the Closing Documents, and the perfection and priority of Lender's security interests and liens; and

(d) Lender shall have received such other financial and other information as it may reasonably require.

6.2 - All Advances. The obligation of Lender to make any Advance hereunder shall be subject to satisfaction of each of the following conditions precedent:

(a) An authorized individual shall have requested such Advance in accordance with the requirements hereof.

(b) No Event of Default shall have occurred that has not been waived in writing by Lender, and there shall exist no condition or event that with the giving of notice or lapse of time or both, would constitute an Event of Default.

(c) Borrower shall have observed, performed, and complied with all covenants, agreements, duties, and obligations contained in the Loan Papers. Lender shall be under no obligation in any event to make any Advance to a third party.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as of the date hereof, which representations and warranties shall survive the delivery of the Note, as follows:

7.1 - Existence and Authority . Borrower is a corporation duly organized, legally existing, and in good standing under the laws of the State of Delaware. Borrower is in good standing under the laws of the State of Texas.

7.2 - Powers . Borrower is duly authorized to execute and issue the Note, and Borrower is authorized and empowered to execute and deliver this Agreement, the other Loan Papers and all other instruments referred to or mentioned herein, and all action (corporate or otherwise) on its part requisite for the due creation, issuance and delivery of the Note and the due execution and delivery of the other Loan Papers has been duly and effectively taken. This Agreement is, and the other Loan Papers when duly executed and delivered will be legal, valid and binding obligations of Borrower enforceable in accordance with their terms (subject to any applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights). The Loan Papers do not violate any provisions of any agreement, law or regulation to which Borrower is subject, and the same do not require the consent or approval of any regulatory authority or governmental body of the United States or of any state.

7.3 - Financial Statements . The unaudited financial statements, dated September 30, 1996, most recently submitted by Borrower to the Lender, are complete and correct, have been prepared by Borrower, and fairly present the financial condition and results of the operations of Borrower as of the date and for the period stated, subject to normal year-end adjustments. There have been no Material Adverse Changes in the financial condition since September 30, 1996. Borrower shall keep and maintain its books and records in accordance with GAAP.

7.4 - Liabilities . As of the date hereof, except for the indebtedness established under the Note, liabilities incurred in the ordinary course of business since September 30, 1996, and as set forth on Schedule 7.4, Borrower has no liabilities, direct or contingent, other than those set forth in its financial statement referred to in Section 7.3 hereof. Borrower knows of no fact, circumstance, act, condition or development that will or is reasonably likely to cause a Material Adverse Change.

7.5 - Litigation . Except for the litigation described on Schedule 7.5, Borrower is neither involved in nor aware of the threat of, any litigation. Nor are there any outstanding or unpaid judgments against Borrower, and none of the litigation described on Schedule 7.5 could, collectively or individually, create a Material Adverse Change if determined adversely against Borrower.

7.6 - Taxes . All tax returns required to be filed or on extension by Borrower in all jurisdictions have been filed, and all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its property, income or franchises, which are due and payable, have been paid, or adequate reserves determined in conformity with GAAP have been provided for payment thereof.

7.7 - Purpose of Loan . The proceeds from any Advances from the Loan are to be used for oil and gas acquisitions, drilling and development costs, general working capital purposes, and the purchase of hedging contracts. The proceeds from any Advances (a) are not and will not be used directly or indirectly for the purpose of purchasing or carrying, or for the purpose of extending credit to others for the purpose of purchasing or carrying, any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended; and (b) will be otherwise used for lawful purposes.

7.8 - Properties; Liens .

(a) Prior to the execution of this Agreement and the making of the Initial Advance, with regard to the Mineral Interests included in the Deeds of Trust and any other properties owned by Borrower, (i) Borrower shall hold good and marketable title to all such Mineral Interests and other properties, free and clear of all Liens except Liens permitted under Section 9.2 hereof, and shall have full authority to create Bank Liens thereon; and (ii) all such Mineral Interests and other properties shall be valid, subsisting and in full force and effect, and all rentals, royalties and other amounts due and payable in respect thereof shall have been duly paid.

(b) Except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, upon execution, delivery and recording, or filing, as appropriate, the Loan Papers will be effective to create in favor of Lender a legal, valid and continuing first Lien on the Collateral (real and personal, tangible and intangible) described therein.




7.9 - Material Agreements . Except for the Loan Papers, the Material Agreements on Schedule 7.9, agreements, documents and instruments giving rise to Mineral Interests, farmout agreements, gas contracts, hedging contracts, Borrower's office lease, and operating and joint operating agreements related to any Mineral Interests, there are no Material Agreements of Borrower; Borrower is not, nor will the execution, delivery and performance of and compliance with the terms of the Loan Papers cause Borrower to be, in default (nor has any potential default occurred) under any Material Agreement, any agreement, document or instrument giving rise to Mineral Interests, farmout agreements, gas contracts or any operating or joint operating, or unitization agreements related to Mineral Interests, other than in each case such defaults or potential defaults which could not, individually or collectively, cause a Material Adverse Change; and a default by Borrower under any operating or joint operating agreement related to any Mineral Interests it owns will not result in any loss or diminution of any other Mineral Interests it owns.

7.10 - ERISA . Borrower has neither terminated a plan created pursuant to the terms of the Employee Retirement Income Security Act of 1974, as amended, nor accrued any funding deficiency for which Borrower would be liable under said statute.

7.11 - Location of Records . The records of Borrower, including all records concerning the Collateral, are kept at the following location: 6010 Highway 191, Suite 210, Odessa, Texas 79716.

7.12 - Permits and Franchises, Etc. . To the best of its knowledge, Borrower has all rights, licenses, permits, franchises, patents, patent rights, trademarks, trademark rights and copyrights that are required in order for it to conduct its business as now conducted without known conflict with the rights of others. Borrower is unaware of any fact or condition that might cause any of such rights not to be renewed in due course.

7.13 - Subsidiaries. Borrower is not a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in Schedule 7.13 and associations, joint ventures or other relationships
(a) that are established pursuant to a standard form operating agreement or similar agreement or that are partnerships for purposes of federal income taxation only, (b) that are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships.




7.14 - Hazardous Wastes and Substances . To the best knowledge of Borrower, Borrower and its properties are in compliance with applicable state and federal environmental laws and regulations and Borrower is not aware of and has not received any notice of any violation of any applicable state or federal environmental law or regulation and there has not heretofore been filed any complaint, nor commenced any administrative procedure, against Borrower or any of its predecessors, alleging a violation of any environmental law or regulation. Currently and from time to time, Borrower, in the course of its regular business (oil and gas exploration and production), may use or generate on a portion of its properties materials which are Hazardous Materials, as hereinafter defined. Borrower has and will make a good faith attempt to comply with all applicable statutes and regulations in the use, generation and disposal of such materials. To the best of its knowledge, Borrower has not otherwise installed, used, generated, stored or disposed of any hazardous waste, toxic substance, asbestos or related material ("Hazardous Materials") on their properties. For the purposes of this Agreement, Hazardous Materials shall include, but shall not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9061, et seq., Hazardous Materials Transportation Act, 49 U.S.C. ss.1802, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq., or as "hazardous substances," "hazardous waste" or "pollutant or contaminant" in any other applicable federal, state or local environmental law or regulation. To the knowledge of Borrower, there do not exist upon any property owned by Borrower any underground storage tanks or facilities, and none of such property has ever been used for the treatment, storage, recycling, or disposal of any Hazardous Materials.

7.15 - General . To the best knowledge of Borrower, there are no significant material facts or conditions relating to the Loan Papers, any of the Collateral, or the financial condition or business of Borrower that could, collectively or individually, cause a Material Adverse Change and that have not been related, in writing, to Lender as an attachment to this Agreement; and all writings heretofore or hereafter exhibited or delivered to Lender by or on behalf of Borrower are and will be genuine and in all respects what they purport and appear to be.

7.16 - Closing Compliance . Borrower represents to the Lender for all purposes that as of the date of the execution of this Agreement, to the best of its knowledge, it is in full and complete compliance with all applicable regulatory requirements and all provisions of the Loan Papers.

                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

As an inducement to Lender to enter into this Agreement, Borrower and Guarantor covenant and agree that from the date hereof and until termination of this Agreement and payment in full of the Obligation (except as otherwise provided in this Article), unless otherwise agreed to by Lender in writing:

8.1 - Borrower's Financial Statements and Other Information . Borrower will promptly furnish to Lender copies of (i) such information regarding its business and affairs and financial condition as Lender may reasonably request, and (ii) without request, the following:

(a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, fiscal year end, unaudited financial statements of Borrower, including a balance sheet and income statement, said statements to be accompanied by a certificate of compliance executed by the President or Chief Financial Officer;

(b) as soon as available and in any event within forty-five (45) days after the end of each quarter, unaudited financial statements on Borrower, including a balance sheet and income statement, as of the end of each quarter and which shall have been compiled by Borrower, said statements to be accompanied by a certificate of compliance executed by the President or Chief Financial Officer;




(c) immediately upon becoming aware of the existence of, or any material change in the status of, any litigation which could create a Material Adverse Change if determined adversely against Borrower, a written communication to Lender of such matter;

(d) immediately upon becoming aware of an Event of Default or the existence of any condition or event that constitutes, or with notice or lapse of time, or both, would constitute an Event of Default, a verbal notification to Lender specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written confirmation to Lender of such matters;

(e) immediately upon becoming aware that any person has given notice or taken any other action with respect to a claimed default under any material indenture, mortgage, deed of trust, promissory note, loan agreement, note agreement, drilling contract, operating or joint venture agreement, or any other Material Agreement or undertaking to which Borrower is a party which does or could result in a claim, fine or judgment against Borrower in excess of $100,000.00 if not paid or otherwise resolved, a verbal notification to Lender specifying the notice given or action taken by such person and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written communication to Lender of such matters;

(f) immediately upon becoming aware of the commencement of any material action or material proceeding against Borrower or any of their respective properties by any governmental agency, including, without limitation, the Internal Revenue Service, the Environmental Protection Agency, the New Mexico Oil Conservation Division, the Texas Railroad Commission, the U.S. Department of Energy or the Federal Energy Regulatory Commission which does or could result in a claim, fine or judgment against Borrower in excess of $100,000.00 if not paid or otherwise resolved, a written communication to Lender of such matter; and

(g) such other information as may be reasonably requested by Lender.

All financial statements, schedules and other financial information delivered hereunder shall be prepared in conformity with GAAP and shall be certified as true and correct by the President or Chief Financial Officer of Borrower by signature and date thereon.

8.2 - Taxes . Borrower will pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if not paid, might become a Lien upon such properties or any part thereof; provided that unless any governmental entity has threatened seizure or sale of any Collateral of Borrower for failure to pay any such tax, assessment, charge, levy, or claim, Borrower shall not be required to pay and discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim contested by it in good faith by appropriate proceedings. If, however, Borrower has received notice of a threatened seizure or sale of any Collateral of Borrower from any governmental entity, the preceding provision shall be inapplicable and Borrower shall be required to tender payment under protest to that governmental entity before such sale or seizure takes place.

8.3 - Discharge of Contractual Obligations . Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged under the Loan Papers, and any and all of the instruments or documents referred to or mentioned herein at the time or times and in the manner required.

8.4 - Legal Status . Borrower will use its best efforts to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existences, rights, licenses, permits and franchises and comply with all laws and regulations applicable to it, and, further, comply with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction over any of its assets or properties, noncompliance with which would cause a Material Adverse Change.

8.5 - Maintenance and Evidence of Priority of Bank Liens . Borrower shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional assignments, security agreements, deeds of trust, mortgages and other agreements, documents, instruments and certificates as Lender may reasonably deem necessary or appropriate in order to perfect and maintain the Bank Liens as a first lien and preserve and protect the Rights of Lender in respect of all present and future Collateral, and cause to be furnished to Lender such opinions of counsel as Lender may request regarding the priority of its title to, and the Bank Liens upon, its assets, all of which opinions shall be prepared by such law firm or firms as may be acceptable to Lender and which shall be prepared in the same format as those prepared in accordance with Section 8.15 hereinbelow.

8.6 - Insurance . Borrower presently maintains and will continue to maintain such policies of liability, hazard, damage, business interruption and workmen's compensation insurance as are customarily carried by companies similarly situated. If requested by Lender, any such policies of insurance shall show Lender therein as loss payee. Upon request by Lender, Borrower will furnish Lender with certificates and policies necessary to give Lender reasonable assurance of the existence of such coverage. Borrower agrees to notify promptly Lender of any termination or other material change in Borrower's insurance coverage, and to provide Lender, upon request, with all information about the renewal of each policy at least 15 days prior to the expiration thereof.

8.7 - Reimbursement of Fees and Expenses . Borrower agrees to pay all legal, engineering, and environmental fees and expenses reasonably incurred by Lender in connection with the investigation and negotiation of the financing, as well as the preparation and execution of the Loan Papers; provided, however, that all of such fees, costs, and expenses shall be credited against the Origination Fee. If such fees and expenses exceed the amount of the Origination Fee, Lender shall bear all such fees and expenses, not to include those costs described hereinbelow. Borrower agrees to pay all costs of filing and recording the Loan Papers, all legal, engineering, and environmental fees and expenses reasonably incurred by Lender or its designated representatives in connection with any renewal, extension, restatement, supplement or amendment of the Loan Papers, all costs associated with enforcing any of Lender's Rights under the Loan Papers (including, without limitation, costs of repossessing, storing, transporting, preserving and insuring any of the Collateral), all court costs associated with enforcing or defending any Rights against Borrower or any third party challenging said Rights and any other cost or expense reasonably incurred by Lender or its designated representatives in connection herewith or with the other Loan Papers, together with interest at the Highest Lawful Rate per annum on each such amount commencing 10 days after the date notice of such expenditure is given to Borrower by Lender until the date it is repaid to Lender.

8.8 - Indemnification . Borrower agrees to indemnify Lender from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, remedial actions, costs, expenses or disbursements (collectively, "Claims") of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Lender by any third party growing out of or resulting from (i) a breach of the Loan Papers and the transactions and events at any time associated therewith (including, without limitation, the enforcement of the Loan Papers and the defense of Lender's actions and inactions in connection with the Loan), except to the limited extent such Claims are proximately caused by Lender's gross negligence or willful misconduct; (ii) the presence of any Hazardous Materials on or under properties covered by the Deed of Trust; or (iii) any activity carried on or undertaken on or off the properties covered by the Deed of Trust, whether prior to or during the term hereof and whether by Borrower or any third person, in connection with the treatment, storage, recycling, removal, handling or disposal of Hazardous Materials at any time located on or under the properties covered by the Deed of Trust.

8.9 - Indemnification Procedure. In the event that Lender discovers or otherwise becomes aware of an indemnification claim arising under Section 8.8 of this Agreement, Lender shall give written notice to Borrower, specifying such claim, and may thereafter exercise any remedies available to Lender under this Agreement; provided, however, that the failure of Lender to give notice as provided herein shall not relieve Borrower of any obligations hereunder, to the extent Borrower is not materially prejudiced thereby. Further, promptly after receipt by Lender of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Section 8.8, Lender shall, if a claim in respect thereof is to be made against Borrower, give written notice to Borrower of the commencement of such action; provided however, that the failure of Lender to give notice as provided herein shall not relieve Borrower of any obligations hereunder, to the extent Borrower is not materially prejudiced thereby. In case any such action is brought against Lender, Borrower shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to Lender, and after notice from Borrower to Lender of its election so to assume the defense thereof, Borrower shall not be liable to Lender for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless Borrower has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to Lender. If Borrower elects not to assume the defenses of a claim, Borrower shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, Lender will be entitled to select its own counsel and assume defense of any action brought against it if Borrower fails to select counsel reasonably satisfactory to Lender, the expenses of such defense to be paid by Borrower. Borrower shall not consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of Lender, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof a release of Lender by the claimant or plaintiff from all liability with respect to such claim. Lender shall not consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by Borrower, without the consent of Borrower, which consent shall not be unreasonably withheld. In the event that Lender becomes entitled to compensation from Borrower pursuant to the provisions of Section 8.8, any such compensation shall bear interest at that Highest Lawful Rate per annum from the date of Lender's payment of any claims until paid by Borrower and shall be part of the Obligation secured by the Bank Liens.

8.10 - Curing of Defects . Borrower will promptly cure any defects in the execution and delivery of any of the Loan Papers, and in any other instrument or document referred to or mentioned herein. Borrower will immediately execute and deliver to Lender upon request, all such other and further instruments as may be reasonably required or desired by Lender from time to time in compliance with or accomplishment of the covenants and agreements of Borrower made in the Loan Papers.

8.11 - Inspection and Visitation . Borrower will grant Lender access to all of its books and records, as well as to all of the Collateral, and allow inspection and copying of same by Lender or its designated representatives at any time during normal business hours or such other time as Lender may reasonably request; provided, however, that nothing in this Section 8.11 shall require Borrower to provide access to Lender to any books, records, or other materials covered by a confidentiality agreement that has been entered into as the result of arms-length negotiations between Borrower and an unrelated third party.

8.12 - Notices . Borrower will give prompt written notice to Lender of any proceedings instituted against it by or in any federal or state court or before any commission or other regulatory body, federal, state or local, which, if adversely determined, would cause a Material Adverse Change.

8.13 - Compliance . Borrower will observe and comply with:

(a) All laws, statutes, codes, acts, ordinances, rules, regulations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic and foreign, including but not limited to all applicable regulatory requirements promulgated by any governmental agency including OSHA, the EPA, the Pension Benefit Guaranty Fund, ERISA, and any other applicable regulatory agency, where the failure to observe or comply would cause a Material Adverse Change;

(b) all orders, judgments, decrees, injunctions, certificates, franchises, permits, licenses, and authorizations of all federal, state, county, municipal, and other governments, departments, commissions, boards, courts, authorities, officials, and officers, domestic and foreign, which the failure to observe or comply would cause a Material Adverse Change and against which it shall maintain such reserves as are appropriate under GAAP; and

(c) GAAP in all of its accounting procedures.

8.14 - Compliance With Environmental Laws . Borrower, to the best of its knowledge, is in substantial compliance with all state and federal environmental laws and regulations and will remain in substantial compliance with same and will not place or permit to be placed any Hazardous Materials on any of its properties in violation of applicable state and federal environmental laws. In the event Borrower should discover any Hazardous Materials on any of their properties which could result in a breach of the foregoing covenant, Borrower shall notify Lender within three (3) days after such discovery. Borrower shall dispose of all material amounts of Hazardous Materials generated by it only at facilities and/or with carriers that Borrower reasonably believes maintain valid governmental permits under the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901. In the event of any notice or filing of any procedure against Borrower alleging a violation of any environmental law or regulation, Borrower shall give notice to Lender within five (5) days after receiving notice of such notice or filing.

8.15 - Post-Closing Title Review. Within sixty (60) days of the execution of this Agreement, Lender shall obtain title reports covering Mortgaged Properties that represent eighty percent (80%) or more of the net proven value of Lender's most recent engineering evaluation. Such title reports shall be prepared by legal counsel of Lender's choice. The cost of such title reports shall be included in the Origination Fee. To the extent possible, the title reports will be based upon prior title opinions obtained from Borrower's files and reports prepared by landmen selected by Lender during the course of its due diligence review. Within thirty (30) days of Lender's receipt of such title reports, Borrower shall cure any title defects reported therein for which curative activity is reasonably required by Lender, acting in its sole discretion.

                                   ARTICLE IX
                               NEGATIVE COVENANTS

As an inducement to Lender to enter into this Agreement, Borrower hereby covenants and agrees that, from the date hereof and until termination of this Agreement and payment in full of the Obligation (except as otherwise provided in this Article), unless otherwise agreed to by Lender in writing:

9.1 - Indebtedness . Except as may otherwise be permitted herein, Borrower will not create, assume, incur or have outstanding, or in any manner become or be liable directly or indirectly (whether by way of guaranty, contingent agreement to purchase or otherwise) in respect of, any indebtedness for borrowed money or the purchase price of any property (including direct, indirect and capitalized leases), excluding, however, from the operation of this Section:

(a) The Note;

(b) Indebtedness, including contingent indebtedness, existing as of the date hereof and identified on Schedule 9.1 hereto;

(c) Accounts payable for services furnished and for the purchase price of materials and supplies acquired in the ordinary course of its business, not more than one hundred and twenty (120) days from the date of invoice;

(d) Loans from the Guarantor to the Borrower; and

(e) Additional indebtedness not to exceed the sum of $100,000.00 during the course of the term of the Agreement.

9.2 - Liens, Etc . Except as may otherwise be permitted herein Borrower will not create, assume or suffer to exist any Lien upon any of its properties or assets now owned or hereafter acquired securing any indebtedness other than the Obligation or acquire or agree to acquire any property under any conditional sale agreement or other title retention agreement, excluding, however, from the operation of this section: (a) All of the indebtedness evidenced by the Note;

(b) Any indebtedness reflected on Schedule 9.1 hereto;

(c)  Deposits  or  pledges  to  secure   payments  or  workmen's   compensation,
unemployment insurance, old age pensions or other social security;

(d) Deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business;

(e) Liens for taxes, assessments or other governmental charges or levies that are not delinquent or that are in good faith being contested or litigated;
provided, however, that nothing herein shall be construed to allow the imposition of a Lien to the extent that such Lien has resulted in a threatened seizure or sale of any property of Borrower;

(f) Mechanics', carriers', workmen's, repairmen's or other like Liens arising in the ordinary course of business securing obligations less than ninety (90) days from the date of invoice, and on which no suit to foreclose has been filed, or which are in good faith being contested or litigated; or

(g) the Bank Liens.

9.3 - ERISA Compliance . Borrower will not at any time permit any plan subject to ERISA that it maintains, if any, to:

(a) Engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

(b) Incur any  "accumulated  funding  deficiency"  as such  term is  defined  in
Section 302 of ERISA; or

(c) Terminate any such plan in a manner which could result in the imposition of a lien on its property pursuant to Section 4068 of ERISA.

9.4 - Investments, Etc. . Borrower will not make or commit to make, any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of, or make any other investment in any person, or accept any item in satisfaction of indebtedness (all of the aforesaid transactions being herein called "Investments"), except:

(a) Investments in money market accounts and certificates of deposit issued by Lender;

(b) Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code), hedging contracts, and notes receivable, arising or acquired in the ordinary course of business; and

(c) Investments with maturities of not more than 180 days in direct obligations of the United States of America, or obligations, the principal and interest of which are unconditionally guaranteed by the United States of America.

9.5 - Lease Obligations . Borrower shall not incur any lease payment obligations in excess of $100,000.00, except for those already existing as of the date of this Agreement and for those existing with respect to oil and gas leases.

9.6 - Mergers, Consolidations . Borrower will not, without the consent of Lender, amend or otherwise modify its manner of doing business or otherwise change its business structure in manner that would cause a Material Adverse Change. Borrower will not, without the consent of Lender, said consent not to be unreasonably withheld, form any new subsidiary company, or consolidate with or merge into, or acquire any party or permit any party to consolidate with or merge into, or acquire them.

9.7 - Changes in Management . Without Lender's consent, Borrower shall not effect a change in management.

9.8 - Dividends and Distributions . Borrower will not declare, pay or make any loans, advances, dividends or distributions, of any kind to their stockholders, or make any other distribution on account of, or purchase, acquire or redeem or retire any stock or ownership interest in them.

9.9 - Accounting Methods and Fiscal Year . Borrower will not make any change in its present accounting method nor change its present fiscal year unless such changes are required for conformity with GAAP.

9.10 - Nature of Business . Borrower will not make any substantial change in the nature of its business as now conducted.

9.11 - Disposition of Assets . Borrower will not, without Lender's consent, sell, transfer, lease, exchange, alienate or otherwise dispose of any of its property or assets having a fair market value in excess of $100,000.00 outside the ordinary course of business.

                                    ARTICLE X
                              DEFAULT AND REMEDIES

10.1 - Events of Default . If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided, an "Event of Default" shall be deemed to have occurred hereunder and with respect to all of the Obligation, unless waived in writing by Lender:

(a) Default shall occur in the payment of the outstanding principal of the Obligation;

(b) default shall occur in the payment of any accrued interest upon the Obligation, and such default shall continue for a period of ten (10) consecutive days;

(c) any representations, warranty or statement made by Borrower herein, in any of the other Loan Papers or in any certificate furnished to Lender hereunder or by Guarantor in its Guaranty, any of the other Loan Papers or in any certificate furnished to Lender shall be breached or shall prove to be untrue or misleading in any material respect at the time when made;

(d) default shall occur in the performance or observance of any covenant, agreement, duty or obligation of Borrower under this Agreement or in any of the other Loan Papers or Guarantor under the Guaranty;

(e) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of its or of all or a substantial part of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors;
(iv) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action (corporate or otherwise) for the purpose of effecting any of the foregoing;

(f) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or Guarantor or appointing a receiver, trustee or liquidator of Borrower or Guarantor or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of thirty
(30) consecutive days;

(g) any Lien for failure to pay income, payroll, FICA or similar taxes shall be filed by the U.S. Government or any agent or instrumentality thereof against Borrower or Guarantor to the extent that such Lien has resulted in a threatened seizure or sale of any property of Borrower;

(h) there shall occur any acceleration, notice of default, filing of suit or notice of breach by any other party to any Material Agreement to which Borrower or Guarantor is a party wherein the amount involved or claimed exceeds $100,000.00, following the passage of any grace period provided for thereunder, unless contested by Borrower or Guarantor in good faith by appropriate proceedings; (i) default shall occur in the payment of any indebtedness of Borrower or Guarantor under any note, loan agreement or credit agreement and such default shall continue for more than the period of grace, if any, specified therein, or any such indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

(j) any final judgment or judgments for the payment of money in the amount of $100,000.00 or more, in the aggregate, shall be rendered against Borrower or Guarantor and shall not be satisfied or discharged at least thirty (30) days prior to the date on which any of their assets could be lawfully sold to satisfy such judgment or judgments, unless Borrower or Guarantor shall bring litigation to stay same;

(k) any attachment, sequestration or similar proceeding against any of the assets of Borrower or Guarantor having a fair market value of $100,000.00 or more shall be commenced and shall not be terminated, discharged or stayed prior to the earlier of (i) fifteen (15) days after the commencement thereof, or (ii) thirty (30) days prior to the date on which any of such assets could be lawfully sold;

(l) there shall occur any change in the ownership of Borrower;

(m) a Material Adverse Change has occurred with respect to Borrower or Guarantor.

10.2 - Remedies . Upon the occurrence of any Event of Default, Lender's obligation to make any further Advances shall automatically terminate and Lender may declare all of the Obligation to be forthwith due and payable, whereupon the same shall forthwith become due and payable without further presentment, demand, protest, notice of acceleration or the intent to accelerate, or other notice of any kind, all of which Borrower hereby expressly waives, anything contained herein, in the Note or in any of the other Loan Papers to the contrary notwithstanding; provided that any default under subsections (e) or (f) of
Section 10.1 shall result in all of the Obligation becoming immediately due and payable in full without the necessity of any act by Lender. Further, Lender may, in its discretion, but shall not be required to, exercise such Rights as are provided it in any of the Loan Papers or at law or in equity. Nothing contained in this Article shall be construed to limit or amend in any way the Events of Default enumerated in the Loan Papers or any other document executed in connection with the transactions contemplated herein. Further, in such event, Lender shall have all other Rights afforded to it with respect to Borrower, Guarantor, or any of the Collateral under any of the Loan Papers or under any applicable law or in equity. Specifically, in such event, Lender shall have the right to pursue any and all remedies provided under the Guarantor's Guaranty.



                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 - Survival of Representations and Warranties . All representations and warranties of Borrower herein, and all covenants, agreements, duties and obligations of Borrower and not fully performed on or before the date of this Agreement, shall survive such date.

11.2 - Communications . Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the third day (or if such third day is not a Business Day, then on the next succeeding Business Day) after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto, the address for each party for purposes hereof is as follows:
BORROWER:                  Odessa Exploration Incorporated
                           6010 Highway 191, Suite 210
                           Odessa, Texas 79762

                           Attention: Mr. D. Kirk Edwards

                           With a copy to:

                           Key Energy Group, Inc.
                           Two Tower Center, Tenth Floor
                           East Brunswick, New Jersey 08816

                           Attention: General Counsel


LENDER:                    Norwest Bank Texas, N. A.
                           500 West Texas Avenue
                           Midland, Texas 79701

                           Attention: Mr. Mark D. McKinney



11.3 - Non-Waiver .

(a) The acceptance by Lender at any time and from time to time of part payment on the Obligation shall not operate as a waiver of any Event of Default then existing.

(b) No waiver by Lender of any Event of Default shall operate as a waiver of any other then existing or subsequent Event of Default.

(c) No delay or omission by Lender in exercising any Right shall impair such Right or operate as a waiver thereof, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

(d) No notice or demand given by Lender in any case shall operate as a waiver of Lender's right to take other action in the same, similar or other instances without such notice or demand.

(e) No Advance hereunder shall operate as a waiver by Lender of (i) the representations, warranties and covenants of Borrower under the Loan Papers;
(ii) any Event of Default; or (iii) any of the conditions to Lender's obligation, if any, to make further Advances.

11.4 - Strict Compliance . If any action or failure to act by Borrower violates any covenant of Borrower contained herein or in any other Loan Paper, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

11.5 - Cumulative Rights . The Rights of Lender under the Loan Papers are in addition to all other Rights provided by law, whether or not the Obligation is due and payable and whether or not Lender has instituted any suit for collection or other action in connection with the Loan Papers.

11.6 - Governing Laws . This Agreement has been prepared, is being executed and delivered, and is intended to be performed, in the State of Texas. The substantive laws of such state and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Agreement and the other Loan Papers; provided, however, that the rights provided in the Loan Papers with reference to properties situated in other states may be governed by the laws of such other states.

11.7 - Choice of Forum; Consent to Service of Process and Jurisdiction. Any suit, action or proceeding against Borrower arising out of or relating to any of the Loan Papers or any judgment entered by any court in respect thereof, may be brought or enforced in the courts of the State of Texas, County of Midland, or in the United States District Court for the Western District of Texas, as Lender in its sole discretion may elect, and Borrower hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably consents to service of process in any suit, action or proceeding in any of said courts by the mailing thereof by Lender by registered or certified mail, postage prepaid, to Borrower, at its address as set forth herein. Borrower hereby irrevocable waives any objections that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any of the other Loan Papers brought in any said courts and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right granted by statute, rule or court or otherwise to have such suit, action or proceeding tried by a jury.

11.8 - Enforceability . If one or more of the provisions contained in the Loan Papers shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such validity, illegality, or unenforceability shall not affect any other provision of the Loan Papers or any other instrument referred to herein.

11.9 - Binding Effect . The Loan Papers shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign any Rights, duties or obligations under the Loan Papers without the prior written consent of Lender.

11.10 - No Third Party Beneficiary .

(a) The parties do not intend the benefit of the Loan Papers to inure to any third party, nor shall the Loan Papers be construed to make or render Lender liable to any third party, including, without limitation, any materialman, supplier, contractor, subcontractor, purchaser, lessor or lessee having a claim against Borrower. Notwithstanding anything contained in the Loan Papers, or any conduct or course of conduct by any or all of the parties hereto, whether before or after signing this Agreement or any other Loan Paper, no Loan Paper shall be construed as creating any right, claim or cause of action against Lender in favor of any third party, including, without limitation, any materialman, supplier, contractor, subcontractor, purchaser, lessor or lessee having a claim against Borrower.

(b) All conditions to the obligation of Lender to make Advances hereunder are imposed solely and exclusively for the benefit of Lender, and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will make or refuse to make Advances in the absence of strict compliance therewith, and any or all of such conditions may be freely waived in whole or in part by Lender at any time if Lender, in its sole and absolute discretion, deems it advisable to do so.

11.11 - Delegation by Lender . Lender may perform any of its duties or exercise any of its Rights by or through its officers, directors, employees, attorneys, agents or other representatives.

11.12 - Setoff . Borrower hereby grants to Lender (and to each participant to whom Lender has conveyed or may hereafter convey a participation in the Note) the right of setoff (which right shall not be exercised prior to the occurrence of an Event of Default) to secure payment of the obligation upon any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to, Lender or any such participant or any agent of Lender or such participant, from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or specific) and credits of Borrower and any and all claims of Borrower against Lender or any such participant at any time existing.

11.13 - Additional Documents . It is contemplated that there may be certain supplementary and/or corrective mortgages, deeds of trust, security agreements and similar items prepared by Lender to be executed by Borrower subsequent hereto, as well as certain other corrective and additional documentation not executed concurrently with this Agreement because of the unavailability of information such as property and collateral descriptions at the time of the execution hereof. Borrower agrees to cooperate with Lender and provide such information in connection therewith as Lender may reasonably request, and to execute and deliver such other and further documentation as Lender shall reasonably request so as to provide Lender with a Bank Lien on the Collateral. Further, upon Lender's reasonable request, Borrower shall provide such title opinions and division orders as are necessary to establish Borrower's title to the Mineral Interests.

11.14 - Counterparts . This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

11.15 - Amendments . Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by Borrower and Lender.

11.16 - Headings . All headings used herein are for convenience and reference purposes only and shall not affect the substance of this Agreement.

11.17 - Conflicts . In the event that there exists any conflict or inconsistency between the terms hereof and the terms of any other Loan Paper, the terms hereof shall govern and control, provided that the fact that any representation, warranty or covenant contained in any other Loan Paper is not contained herein shall not be, or be deemed to be, a conflict or inconsistency.

11.18 - Entirety . This Agreement and the other Loan Papers embody the entire agreement among the parties and supersede and supplant all prior agreements and understandings with respect to the matters contained herein.

11.19 - Notice of Final Agreement . THIS AGREEMENT, THE PROMISSORY NOTE, AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES, AND IT IS EXPRESSLY UNDERSTOOD THAT ALL PREVIOUSLY EXECUTED LOAN PAPERS AND PRIOR CONVERSATIONS OR MEMORANDA BETWEEN THE PARTIES REGARDING THE TERMS OF THIS AGREEMENT SHALL BE SUPERSEDED BY THIS AGREEMENT. ANY
AMENDMENT, APPROVAL, OR WAIVER BY LENDER OF THE TERMS OF THIS AGREEMENT, THE PROMISSORY NOTE, AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO, MUST BE IN WRITING OR CONFIRMED IN WRITING, AND SHALL BE EFFECTIVE ONLY TO THE EXTENT SPECIFICALLY SET FORTH IN SUCH WRITING. THIS AGREEMENT, IN CONJUNCTION WITH THE NOTE AND ANY CONTRACTS OR INSTRUMENTS RELATING THERETO SHALL SERVE TO EVIDENCE THE TERMS OF THE ENTIRE AGREEMENT BETWEEN THE PARTIES. EXECUTED EFFECTIVE as of the date first above written.
                                     BORROWER:
                                     ODESSA EXPLORATION INCORPORATED


                                     ------------------------------
                                     D. Kirk Edwards, President



                                     LENDER:

                                     NORWEST BANK TEXAS, N.A.


                                     By: _________________________
                                         Mark D. McKinney, Vice President





                                  SCHEDULE 2.2

                          REQUEST FOR ADVANCE UNDER THE
                                      LOAN

Reference is made to that certain Second Restated Loan Agreement dated as of January 31, 1997 (as from time to time amended, the "Loan Agreement"), among Odessa Exploration Incorporated ("Borrower") and Norwest Bank Texas, N. A. ("Lender"). Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests the Lender to make an Advance to Borrower under the Agreement, as follows:

1. Date of Advance. The requested date of the proposed Advance is ___________, 19___, which is a Business Day.

2. Details of Advance.

(a) Amounts of Advance. The requested aggregate amount of the proposed Advance is $______________.

(b) Type of Advance and Interest Period. The requested type of Loan and Interest Period (if applicable) for the proposed Advance is (check (A) or (B) as applicable):

[ ] (A) A LIBOR Rate Loan for an Interest Period of (check one, as applicable):

[ ] One month

[ ] Two months

[ ] Three months

[ ] (B) A Base Rate Loan

Borrower and the officer of Borrower signing this instrument hereby certify that:

(a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto.

(b) The representations and warranties of Borrower set forth in Article VII of the Loan Agreement and in the Security Documents are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof.

(c) Borrower has performed or observed all terms, agreements, conditions and obligations in the Loan Agreement and under the Security Documents required to be performed or observed by Borrower on or prior to the date hereof (except those waived in writing by the Lender), and each of the conditions precedent to Advances contained in the Loan Agreement remains satisfied in all respects.

(d) No Event of Default has occurred and is continuing, or would result from the making of the requested Advance. Borrower will use the Advance hereby requested in compliance with the Loan Agreement.

     IN WITNESS WHEREOF, this instrument is executed as of _____________, 19__. ODESSA EXPLORATION INCORPORATED


                                       By: ____________________________________
                                       Name: ____________________________
                                       Title:   ____________________________










                                  SCHEDULE 2.3

                        NOTICE OF CONVERSION/CONTINUATION

                         To Norwest Bank Texas, N. A.:

     This Notice of Conversion/Continuation is given pursuant to Section 2.3 of that certain Second Restated Loan Agreement, dated as of January 31, 1997 (the "Loan Agreement"), between Odessa Exploration Incorporated ("Borrower") and Norwest Bank Texas, N. A.("Lender"). Terms defined in the Loan Agreement are used herein with the same meanings.

     The undersigned hereby gives Lender irrevocable notice that Borrower requests an Advance under the Loan Agreement as follows:

     1. Date of Conversion/Continuation. The requested date of the proposed conversion/continuation of Loan is _______________, 19__, which is a Business Day.

     2. Details of Conversion/Continuation (check and complete (A), (B), or (C) as applicable):

     [ ] (A) Convert $_____________ in principal amount of Base Rate Loans to a LIBOR Rate Loan; with an interest period of _____ months to expire on _____________, 19____;

     [ ] (B) Convert $______________ in principal amount of LIBOR Rate Loans (with the Interest Period presently ending on _____________, 19____) to a Base Rate Loan;

     [ ] (C) Continue $____________ in principal amount of presently outstanding LIBOR Rate Loans (with the Interest Period presently ending on ______________, 19____), as a LIBOR Rate Loan with an interest period of
     ____ months to expire on ______________, 19____.

Dated:   ___________________, 19___.


                                            ODESSA EXPLORATION
                                            INCORPORATED
                                            By: _______________________________
                                            Name:    ______________________
                                            Title:   ______________________



                                  SCHEDULE 6.1

                                CLOSING DOCUMENTS


1.       Second Restated Loan Agreement

2.       Revolving Line of Credit Note in the amount of $20,000,000

3.       Amendments to Deeds of Trust for the following counties:

         a.       Andrews County, Texas

         b.       Crane County, Texas

         c.       Dawson County, Texas

         d.       Glasscock County, Texas

         e.       Loving County, Texas

         f.       Martin County, Texas

         g.       Midland County, Texas

         h.       Pecos County, Texas

         i.       Reagan County, Texas

         j.       Reeves County, Texas

         k.       Upton County, Texas

         l.       Eddy County, New Mexico


4.       UCC-3  Financing Statements

         a.       Texas

         b.       New Mexico

5.       Guaranty Agreement of Key Energy Group, Inc.

6.       Solvency Letter for Key Energy Group, Inc.

7.       Certificate of Secretary for Odessa Exploration Incorporated

8.       Certificate of Secretary for Key Energy Group, Inc.






                                  SCHEDULE 7.4

                      Statement of Outstanding Liabilities
                                Owed by Borrower


     Borrower's guaranty of Guarantor's obligations under that certain Indenture dated as of July 3, 1996 (the "Indenture") among Guarantor; Borrower; Yale
     E. Key, Inc., a Texas corporation; WellTech Eastern, Inc., a Delaware corporation; Key Energy Drilling, Inc., a Delaware corporation, d/b/a Clint Hurt Drilling; Servicios WellTech, S. A., an Argentina corporation; and American Stock Transfer & Trust Company, a Delaware corporation, as Trustee.

                                  SCHEDULE 7.5

                         Statement of Pending Litigation


     Litigation involving Action Pipe & Equipment, Inc., as the adverse party

                                  SCHEDULE 7.9

                               Material Agreements


     Borrower's guaranty of Guarantor's obligations under that certain Indenture dated as of July 3, 1996 (the "Indenture") among Guarantor; Borrower; Yale
     E. Key, Inc., a Texas corporation; WellTech Eastern, Inc., a Delaware corporation; Key Energy Drilling, Inc., a Delaware corporation, d/b/a Clint Hurt Drilling; Servicios WellTech, S. A., an Argentina corporation; and American Stock Transfer & Trust Company, a Delaware corporation, as Trustee.

                                  SCHEDULE 7.13
                            Subsidiaries of Borrower



                                      None

                                  SCHEDULE 8.1
                             COMPLIANCE CERTIFICATES

     Reference is made to that certain Second Restated Loan Agreement dated as of January 31, 1997 between ODESSA EXPLORATION INCORPORATED ("Borrower") and NORWEST BANK TEXAS, N. A. ("Lender") (the "Loan Agreement").

     1. Pursuant to the provisions of the Loan Agreement, the undersigned hereby certifies, represents and warrants to Lender that, to the best of their knowledge, except as set forth below, (i) during the period covered by this certificate, no Event of Default has occurred; (ii) there exists no condition or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default; and (iii) during the period covered by this certificate, Borrower has observed, performed and complied in all material respects with all covenants, agreements, duties and obligations contained in the Loan Papers.

     Exceptions to the above certification: [State "none" or specify the nature and period of existence thereof and the action that Borrower is taking or proposed to take with respect thereto.]

     4.  To the  best  knowledge  of the  undersigned,  the  attached  financial statements  are true and  correct  and  correctly  set forth the  financial position  and results of  operations  at the date(s) and for the  period(s)
     stated. The attached financial statements include all contingent liabilities and cash flow information of Borrower.

     5. Period covered: [Year or Three months] ended ______________, 19___.

     6. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     Dated: _________________, 19___


                                 ODESSA EXPLORATION INCORPORATED


                                 -----------------------------
                                 D. Kirk Edwards, President






                                  SCHEDULE 9.1

                            Outstanding Indebtedness


     Borrower's guaranty of Guarantor's obligations under that certain Indenture dated as of July 3, 1996 (the "Indenture") among Guarantor; Borrower; Yale
     E. Key, Inc., a Texas corporation; WellTech Eastern, Inc., a Delaware corporation; Key Energy Drilling, Inc., a Delaware corporation, d/b/a Clint Hurt Drilling; Servicios WellTech, S. A., an Argentina corporation; and American Stock Transfer & Trust Company, a Delaware corporation, as Trustee.